EXHIBIT 99.1

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Wes Conard

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Doug Farrell

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Affymetrix Announces Record Fourth Quarter Revenue of More Than $100 Million

Santa Clara, Calif., January 5, 2005 — Affymetrix Inc. (Nasdaq: AFFX) today announced that based on preliminary financial data, the Company expects record fourth-quarter product and product related revenue to exceed $100 million, a company record.

The company also saw orders for next-generation products grow to over $10 million at the end of the fourth quarter. These products, which the company expects to release and ship in the first half of fiscal 2005, include new SNP genotyping arrays and automated instrument systems.

In addition to these financial milestones, the company recognized major achievements in its diagnostic business in the fourth quarter:

•                  On December 23rd, 2004, the Food and Drug Administration granted regulatory 510(k) clearance for the company’s GeneChip® System 3000Dx scanner. The GCS 3000Dx system is the first microarray instrument to be cleared by the FDA for analyzing in vitro diagnostic (IVD) microarrays, providing a standardized platform for nucleic acid diagnostics. In September the system was CE marked in the European Union for in vitro diagnostic use.

•                  Additionally on December 28, the company announced that it granted Veridex, LLC, a Johnson & Johnson company, long-term and comprehensive access to its GeneChip technology to create and market in vitro diagnostics for cancer.

The agreement, made under the Powered by Affymetrix™ program, gives Veridex non-exclusive rights to Affymetrix’ microarrays, instrument systems and planned improvements to these key technologies. Financial terms of the agreement were not disclosed.

The company will release fourth quarter and year end 2004 operating results after the close of the market on January 26, 2005. Company management will conduct its quarterly conference call and provide financial guidance for fiscal year 2005 at 2:00 p.m. Pacific Time on that date.

About Affymetrix:

Affymetrix is a pioneer in creating breakthrough tools that are driving the genomic revolution.  By applying the principles of semiconductor technology to the life sciences, Affymetrix develops and commercializes systems that enable scientists to improve quality of life.  The Company’s customers include pharmaceutical, biotechnology, agrichemical, diagnostics and consumer products companies as well as academic, government and other non-profit research institutes.  Affymetrix offers an expanding portfolio of integrated products and services, including its integrated GeneChip brand platform, to address growing markets focused on understanding the relationship between genes and human health.  Additional information on Affymetrix can be found at www.affymetrix.com.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. These include statements related to Affymetrix’ expectations for its fourth quarter and year end 2004 results.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to risks of the Company’s ability to achieve and sustain higher levels of revenue, higher gross margins, reduced operating expenses, uncertainties relating to technological approaches, manufacturing, product development, market acceptance, personnel retention, uncertainties related to cost and pricing of Affymetrix products, dependence on collaborative partners, uncertainties relating to sole source suppliers, uncertainties relating to FDA and other regulatory approvals, competition, risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2003 and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

NOTE: Affymetrix, the Affymetrix logo, and GeneChip are registered trademarks owned or used by Affymetrix Inc.

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